EXHIBIT 4.1

MATTEL, INC.

and

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

SUPPLEMENTAL INDENTURE

Dated as of March 7, 2008

to

Indenture dated as of February 15, 1996

$350,000,000 5.625% Notes due 2013

i

THIS SUPPLEMENTAL INDENTURE, dated as of March 7, 2008 (the “Supplemental Indenture”), between Mattel, Inc., a Delaware corporation, as issuer (the “Company”), and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture, dated as of February 15, 1996 (the “Base Indenture” and as supplemented by this Supplemental Indenture, the “Indenture”), between the Company and Chemical Trust Company of California, as trustee, providing for the issuance by the Company from time to time of its unsecured senior debentures, notes or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (the “Securities”);

WHEREAS, the Trustee is successor in interest to J.P. Morgan Trust Company, N.A., which in turn was successor in interest to Chemical Trust Company of California, trustee under the Base Indenture;

WHEREAS, the Company has duly authorized and desires to cause to be established pursuant to the Base Indenture and this Supplemental Indenture a new series of Securities designated the “5.625% Notes due 2013” (the “Notes”), the form and terms of such Notes to be set forth in this Supplemental Indenture;

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE, in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Generally.

(a) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Base Indenture.

(b) The rules of construction set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

SECTION 1.2 Definitions of Certain Terms.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

“Additional Notes” has the meaning given to it in Section 2.2 hereof.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus 0.50%.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on the 60th day following the occurrence of a Change of Control (which date shall be extended if the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies on such 60th day, such extension to last until the date on which the Rating Agency considering such possible downgrade either (x) rates the Notes below an Investment Grade Rating or (y) publicly announces that it is no longer considering the Notes for possible downgrade; provided, that no such extension shall occur if any of the Rating Agencies rates the Notes with an Investment Grade Rating that is not subject to review for possible downgrade on such 60th day).

“Business Day” means a day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York generally are authorized or required by law or executive order to close.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person, other than to the Company or one of its subsidiaries;

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4) the first day on which a majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the

Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Offer” has the meaning given to it in Section 4.1 hereof.

“Change of Control Payment” has the meaning given to it in Section 4.1 hereof.

“Change of Control Payment Date” has the meaning given to it in Section 4.1 hereof.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the Stated Maturity of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the issuance of the Notes; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 700 South Flower Street, Suite 500, Los Angeles, CA 90017, Attention: Corporate Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Fitch” means Fitch, Inc. and its successors.

“Interest Payment Date” has the meaning given to it in Section 2.2 hereof.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in each case, if such Rating Agency ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, the equivalent investment grade credit rating by the replacement agency selected by the Company in accordance with the procedures described herein.

“Make-Whole Amount” means the sum, as determined by a Quotation Agent, of the present values of the principal amount of the Notes to be redeemed, together with scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the Stated Maturity of the Notes discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.8 of the Base Indenture in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security or a Security to which a lost, destroyed, mutilated or stolen Coupon appertains shall be deemed to evidence the same debt as the lost, destroyed, mutilated or stolen Security or the Security to which a lost, destroyed, mutilated or stolen Coupon appertains.

“Quotation Agent” means one Reference Treasury Dealer selected by the Company.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Company (as certified by a resolution of the Company’s Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Reference Treasury Dealers” means Banc of America Securities LLC and Greenwich Capital Markets, Inc. and any successor thereto or any other primary United States Government securities dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by a Reference Treasury Dealer, of the bid and asking prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

ARTICLE II

APPLICATION OF SUPPLEMENTAL INDENTURE AND GENERAL TERMS OF THE NOTES

SECTION 2.1 Application of this Supplemental Indenture.

Notwithstanding any other provision of this Supplemental Indenture, the provisions of this Supplemental Indenture, other than the provisions of Sections 5.1 through 5.6 of Article V, are expressly and solely for the benefit of the Notes.

SECTION 2.2 Form.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A to this Supplemental Indenture, which is hereby incorporated into this Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.3 Amount and Payment of Principal and Interest.

(a) The Trustee shall authenticate and deliver Notes for original issue on the date hereof in the aggregate principal amount of $350,000,000. The principal amount of each Note shall be payable on March 15, 2013.

(b) The Notes shall bear interest at 5.625% per year beginning on the date of issuance until the Notes are redeemed, paid, or duly provided for. Interest shall be paid semiannually in arrears on March 15 and September 15 of each year (each an “Interest Payment Date”), commencing on September 15, 2008. The regular record date for interest payable on the Notes shall be the February 28 and August 31, as the case may be, immediately preceding each Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Any payment of principal or interest required to be made on a day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue as a result of such delayed payment.

(c) Subject to the terms and conditions contained herein, the Company may at any time and from time to time, without the consent of the existing Holders, create and issue additional Notes of the same series (the “Additional Notes”) having the same terms and conditions as the Notes in all respects, including having the same CUSIP number, except for issue date and the first payment of interest thereon. Such Additional Notes, at the Company’s determination and in accordance with the provisions of the Indenture, will be consolidated with and form a single series with the previously outstanding Notes of the series for all purposes under the Indenture, including, without limitation, amendments, waivers and redemptions. The aggregate principal amount of the Additional Notes, if any, shall be unlimited. No Additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

SECTION 2.4 Denominations.

The Notes will be issuable only in book-entry form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.5 Global Securities.

The Notes will be issuable in the form of one or more Global Securities in definitive, fully registered, book-entry form. The Global Securities will be deposited with or on behalf of The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company.

SECTION 2.6 Payment, Transfer and Exchange.

(a) The principal and interest on Notes represented by Global Securities will be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Securities represented thereby.

(b) Transfers of Global Securities will be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees.

SECTION 2.7 Registrar and Paying Agent.

The Company initially appoints the Trustee as Registrar and Paying Agent. The Company may change the Paying Agent and Registrar without notice to Holders.

SECTION 2.8 Ranking.

The Notes will be senior unsecured obligations of the Company. The payment of the principal of, premium, if any, and interest on the Notes will (i) rank equally in right of payment with all other indebtedness of the Company that is not by its terms expressly subordinated to other indebtedness of the Company, and (ii) rank senior in right of payment to all indebtedness of the Company that is, by its terms, expressly subordinated to the senior indebtedness of the Company.

SECTION 2.9 Trustee’s Right to Refuse Directions in Certain Circumstances.

With respect to directions given by the Holders of a majority in principal amount pursuant to the Indenture to the Trustee in its exercise of any trust or power, the Trustee will be entitled to refuse to follow any such direction that conflicts with law or the Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or could, in reasonable likelihood, impose personal liability upon the Trustee, unless the Trustee is offered indemnity satisfactory to it.

ARTICLE III

REDEMPTION

SECTION 3.1 Redemption.

(a) Except as provided in this Article III, the Company shall have no obligation to redeem, purchase or repay the Notes pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof.

(b) The Notes are subject to redemption at any time or from time to time, in whole or in part, at the Company’s option at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the redemption date, and (ii) the Make-Whole Amount for the Notes being redeemed.

SECTION 3.2 Redemption Procedures.

If the Company redeems less than all of the Notes at any time, the Trustee will select Notes called for redemption in part pursuant to Section 3.1(b) hereof using a method it considers fair and appropriate. The Notes shall be redeemed in increments of $1,000. If any Note is to be redeemed in part only, a new Note will be issued in principal amount equal to the unredeemed portion of the original Note in the name of the Holder of such Note upon cancellation of the original Note. Notes called for redemption pursuant to Section 3.1(b) hereof become due on the redemption date. On and after the redemption date, interest stops accruing on Notes or portions of them called for redemption (unless there is a default in the payment thereof).

SECTION 3.3 Notice of Redemption.

(a) Notices of redemption pursuant to Section 3.1(b) hereof shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

(b) Any notice to holders of Notes of any redemption pursuant to Section 3.1(b) hereof will include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

ARTICLE IV

CHANGE OF CONTROL

SECTION 4.1 Change of Control.

(a) Upon the occurrence of a Change of Control Triggering Event, unless all Notes have been called for redemption pursuant to Section 3.1(b) hereof, each Holder of Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described herein below (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).

(b) Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall send, by first-class mail, a notice to each Holder of Notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the CUSIP number for the Notes, that any Note not tendered will continue to accrue interest, and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the applicable procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date.

(c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.1, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.1 by virtue of such conflict.

(d) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(e) The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.1 applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1 Ratification of Base Indenture.

The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 5.2 Limitations on Trustee Responsibility.

(a) The recitals contained herein and in the Notes, except with respect to the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes.

(b) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 5.3 Incumbency Certificate.

The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to the Indenture.

SECTION 5.4 Notices to Trustee.

The Trustee agrees to accept and act upon facsimile transmission of written instructions and directions pursuant to this Indenture given by the Company; provided, however, that: (i) the Company, subsequent to such facsimile transmission of written instructions and/or directions, shall provide the originally executed instructions and/or directions to the Trustee in a timely manner and (ii) such originally executed instructions and/or directions shall be signed by an Officer of the Company. Notices to the Trustee shall be given at the following address:

The Bank of New York Trust Company, N.A.

700 South Flower Street

Suite 500, Los Angeles, CA 90017

Attention: Corporate Unit

Fax: (213) 630-6298

SECTION 5.5 Table of Contents, Headings, etc.

The table of contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 5.6 Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 5.7 Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed all as of the date and year first written above.

MATTEL, INC.

By:
Name:	Michael A. Salop
Title:	Treasurer and Senior Vice President, Investor Relations

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO MATTEL, INC., OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MATTEL, INC.

5.625% Notes due March 15, 2013

No. 001	$350,000,000
CUSIP NO. 577081 AS 1

MATTEL, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Three Hundred Fifty Million Dollars ($350,000,000) on March 15, 2013, and to pay interest thereon from March 7, 2008 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 in each year (each such date, an “Interest Payment Date”), commencing September 15, 2008. Interest will accrue at the rate of 5.625% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the February 28 or August 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest on this Security shall be calculated on a pro rata basis using twelve 30-day months and a 360-day year.

In the event that an Interest Payment Date is not a Business Day, interest will be paid on the next day that is a Business Day, with the same force and effect as if made on the Interest Payment Date, and without any interest or other payment with respect to the delay. If the date of Stated Maturity for the principal falls on a day that is not a Business Day, the payment of the principal amount of this Security will be made on the next succeeding Business Day and no interest will accrue for the period from and after such date of Stated Maturity. “Business Day,” with respect to this Security, is a day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York generally are authorized or required by law or executive order to close.

The Trustee shall act as Paying Agent with respect to the Securities of this series.

Payment of the principal of and interest on this Security shall be payable at the Corporate Trust Office of The Bank of New York Trust Company, N.A., located at 700 South Flower Street, Suite 500, Los Angeles, California 90017 or at such other office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, interest may be paid by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register or by transfer to an account maintained by the payee with a bank located in the United States; and, provided, further, that so long as this Security is registered in the name of DTC or its nominee, principal and interest payments will be paid to DTC or its nominee, as the Holder, by wire transfer in same-day funds.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: March     , 2008

MATTEL, INC.

By
Name:	Michael A. Salop
Title:	Treasurer and Senior Vice
President, Investor Relations

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: March     , 2008

THE BANK OF NEW YORK TRUST COMPANY, N.A. As Trustee

By
Authorized Officer

[Form of Reverse of Note]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 15, 1996 (the “Base Indenture”), as supplemented by a Supplemental Indenture, dated as of March 7, 2008 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Company may redeem all or part of the Securities herein issued at any time or from time to time at its option at a redemption price equal to the greater of (1) the principal amount of the Securities being redeemed plus accrued and unpaid interest to the redemption date and (2) a “Make-Whole Amount” for the Securities being redeemed.

“Make-Whole Amount” means the sum, as determined by a Quotation Agent (as defined below), of the present values of the principal amount of the Securities to be redeemed, together with scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the Stated Maturity of the Securities discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate (as defined below), plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15 (519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (as defined below) (if no maturity is within three months before or after the remaining term of the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the Stated Maturity of the Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the definition of Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means one Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealers” means Banc of America Securities LLC and Greenwich Capital Markets, Inc. and any successor thereto or any other primary United States Government securities dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by a Reference Treasury Dealer, of the bid and asking prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Notice of redemption will be mailed by first class mail to Holders of Securities, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

Upon the occurrence of a Change of Control Triggering Event, unless all Securities have been called for redemption pursuant to the applicable provisions of the Indenture, each Holder of Securities of this series shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Securities at a purchase price in cash equal to the Change of Control Payment. “Change of Control Payment” means a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest thereon, if any, to the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date. “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event, as such terms are defined in the Indenture. The Change of Control Offer will be made in accordance with the terms specified in the Indenture.

There is no sinking fund for the Securities of this series.

The Indenture contains provisions for defeasance at any time of the entire indebtedness on this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case, upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture, this Security or for any remedy thereunder, unless (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, (ii) the Holders of not less than 25% in principal amount of the outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and (iii) the Trustee shall not have received from the Holders of a majority in principal of the outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or any interest on this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflict of laws.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, check the box below:

☐

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.1 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Tax Identification No.:

Signature Guarantee:**

**	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

Assignment Form

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to: ___________________________

______________________________________________________________________________________________________

Assignee’s social security or tax I.D. number: _________________________________________________________________

Assignee’s name, address and zip code: ______________________________________________________________________

______________________________________________________________________________________________________

and irrevocably appoint                                          as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)